Exhibit 4.1

IDAHO GENERAL MINES, INC.

SUBSCRIPTION AGREEMENT

Return by mail or overnight delivery to:

IDAHO GENERAL MINES, INC.

c/o Robert L. Russell

10 N. Post St., Ste. 610

Spokane, Washington 99201

November 10, 2005

IDAHO GENERAL MINES, INC.

SUBSCRIPTION AGREEMENT

The undersigned purchaser (“Purchaser”) wishes to participate in the IDAHO GENERAL MINES, Inc. (the “Company”) offering of up 3,000,000 Units at a price of $1.10 per Unit.

The Purchaser is in a position with regard to which based upon background, employment experience, economic power or other relationship enables Purchaser to obtain information from the Company in order to evaluate the merits and risks of the investment and the Purchaser acknowledges that the Company has made available the opportunity to ask questions of and receive answers from the Company or persons acting in its behalf concerning additional information to the extent that the Company possess such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of information furnished by the Company or required by the Purchaser to make an informed decision concerning the investment hereunder.

The Purchaser acknowledges that he or she has received the Company’s Private Placement Memorandum dated November 10, 2005 and has had the opportunity to thoroughly read the document.

It is understood that, upon the acceptance of this subscription by the Company, the Purchaser will receive an executed counterpart of this Subscription Agreement.

1.

Subscription.

The Purchaser hereby irrevocably subscribes for and agrees to purchase _____________ Units for an aggregate investment of $______________.  The Purchaser tenders herewith a check in the above amount (the "Funds").

2.

Conditions of Subscription.

The Purchaser understands and agrees that:

(a)

The Company shall have the right to reject the subscription, in whole or in part;

(b)

The Company shall accept subscriptions in the order received; and

(c)

The Securities to be issued and delivered on account of this subscription will only be issued in the name of, and delivered to, the Purchaser.

(d)

There is no minimum offering amount and the Purchaser's investment shall be immediately available to the Company.

(e)

Within ninety (90) days of the close of this Offering the Company shall cause a registration statement covering the Share underlying the Warrants to be filed with the Securities and Exchange Commission and will thereafter use its best efforts to cause such registration statement to become effective. .

3.

Representations and Warranties of the Undersigned.

The Purchaser hereby agrees, represents, and warrants as follows:

(a)

The Purchaser understands that the Units, Shares, Common Stock Purchase Warrant and Shares issuable upon exercise of the Common Stock Purchase Warrant securities (individually and collectively, the “Securities”) and are being offered and sold under the exemption from registration provided for in Section 4(2) and Rule 506 of Regulation "D" under the Securities Act of 1933 (the "Act") and similar exemptions from registration, or limited registration provisions, for private offerings under state law, that he or she is purchasing the Securities without being furnished any sales literature or prospectus, that this transaction has not been scrutinized by the United States Securities and Exchange Commission or by any state securities administrator because of the small number of persons solicited and the private aspects of the offering, that all documents, records, and books pertaining to this investment have been made available to the Purchaser and his representatives, including his attorney, his accountants, and/or his purchaser representative, and that the books and records of the Company will be available upon reasonable notice for inspection by investors during reasonable business hours at its principal place of business;

(b)

The Purchaser, if a natural person or general partner of a partnership, (i) is a citizen of the United States, and at least 21 years of age, and (ii) is a bona fide resident and domiciliary (not a temporary or transient resident) of the state indicated on the signature page below and has no present intention of becoming a resident of any other state or jurisdiction;

(c)

Purchaser belongs to the following categories of "Accredited Investors" (check applicable categories; if "None", so state) (all amounts are in U.S. currency):

(i)

A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity, a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the US Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; a Plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5.0 million; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5.0 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ii)

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(iii)

An organization described in Section 501(c) (3) of the Internal Revenue Code; a corporation; a Massachusetts or similar business trust; or a partnership; in each case, not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5.0 million;

(iv)

A director or executive officer;

(v)

A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Shares exceeds $1.0 million;

(vi)

A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(vii)

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(viii)

A trust, with total assets in excess of $5.0 million, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2) (ii) of Regulation D under the Securities Act; and

(ix)

An entity in which all of the equity owners are accredited investors (as defined above).

(x)

None of the above categories.

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The following information is requested by the Company in order to show that the Company has made a reasonable effort to ascertain whether a subscriber qualifies as an accredited investor.  If you have any questions about providing this information, please do not hesitate to contact a representative of the Company

My Net Worth is : (in U.S. currency)

(  ) Below $1,000,000

(  ) Over $1,000,000

(  ) Over $5,000,000

As used in this Subscription Agreement, the term "net worth" means the excess of total assets over total liabilities

Income (only if relying on (C)(vi).

Individual

Combined w/ Spouse

My gross income two years ago:

 $0 - $200,000

 ⁪

$0 - $300,000

 ⁪

 over $200,000

 ⁪

over $300,000

My gross income last year:

 ⁪

$0 -  $200,000

 ⁪

$0 - $300,000

 ⁪

over $200,000

 ⁪

over $300,000

I reasonably expect my gross

income this year to be:

 ⁪

$0 -  $200,000

 ⁪

$0 - $300,000

 ⁪

over $200,000

 ⁪

over $300,000

In determining income, an investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or KEOGH retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(a

The Purchaser is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision and understands and has fully considered for purposes of this investment the risk of loss of all monies invested herein.

(b)

The Purchaser is able (i) to bear the economic risk of his or her investment; (ii) to hold the Securities for an indefinite period of time; and (iii) to afford a complete loss of his or her investment; and represents that he or she has adequate means of providing for his or her current needs and possible personal contingencies, and that he or she has no need for liquidity in this investment;

(c)

The Securities are being acquired by the Purchaser in good faith solely for his or her own personal account, unless otherwise specifically set forth below, and these Securities are being acquired for investment purposes only, and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof; the Purchaser has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge to any person the Securities or any part thereof, the Purchaser has no present plans to enter into any such contract, undertaking, agreement, or arrangement; and he or she understands that the legal consequences of the foregoing representations and warranties to mean that he or she must bear the economic risk of the investment for an indefinite period of time because the Securities have not been registered under the Act, and, therefore, cannot be sold unless they are subsequently registered under the Act (which, except for the Shares underlying the Warrants,  the Company is not obligated to do) or an exemption from such registration is available;

(d)

The Purchaser consents to the placement of a legend on the certificates evidencing the Securities being purchased by him or her, which legend shall be in form substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED FOR PUBLIC SALE WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER STATE SECURITIES LAWS. THE SALE, PLEDGE OR OTHER DISPOSITION OF THE SHARES IS PROHIBITED UNLESS THE SHARES ARE REGISTERE OR SOLD IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION;

(e)

If more than one person is signing this Agreement, each representation, warranty, and undertaking made herein shall be a joint and several representation, warranty, or undertaking of each person. If the Purchaser is a partnership, corporation, trust, or other entity, the Purchaser entity and each individual signing on behalf of such entity represent and warrant that the purchase of the Securities pursuant to this Subscription Agreement has been duly authorized by all necessary corporate, partnership, or other action, and that such individuals are authorized to bind the Purchaser to this Agreement.

4.

Transferability.

The Purchaser agrees not to transfer or assign this Agreement, or of any of his or her interest herein, and any such transfer shall be void.

5.

Revocation.

The Purchaser agrees that he or she may not cancel, terminate, or revoke this Agreement or any agreement of the Purchaser made hereunder and that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon the Purchaser's heirs, executors, administrators, successors, and assigns.

6.

No Waiver.

Notwithstanding any of the representations, warranties, acknowledgments, or agreements made herein by the Purchaser, the Purchaser does not waive any right granted to him or her under federal or state securities laws.

7.

Continuing Effect of Representations and Warranties; Undertaking.

The representation and warranties of Paragraph 3 are true and accurate as of the date of this Subscription Agreement and shall be true and accurate as of the date of delivery of the Funds and shall survive such delivery. If in any respect, such representations and warranties shall not be true and accurate prior to the issuance of Securities to the Purchaser, the Purchaser shall give immediate written notice of such fact to the Company and to the Purchaser Representative, if any, specifying which representations and warranties are not true and accurate and in what respects they are inaccurate.

8.

Indemnification.

The Purchaser acknowledges that he or she understands the meaning and legal consequences of the representations and warranties contained in Paragraph 3 and of the undertaking contained in Paragraph 7, and hereby agrees to defend, indemnity, and hold harmless the Company and its officers, directors, employees and agents, and their successors and assigns, from and against any and all loss, damage, liability, or expense (including attorneys' fees) due to or arising out of the inaccuracy of any representation or acknowledgment or the breach of any agreement, warranty, or undertaking of the Purchaser contained in this Subscription Agreement.

9.

Miscellaneous.

(a)

All notices or other communications given or made hereunder shall be sufficiently given if hand-delivered or mailed by registered or certified mail return receipt requested, postage prepaid, to the Purchaser or to the Company at the respective addresses set forth herein, or such other addresses as the Purchaser or the Company shall designate to the other by notice in writing.

(b)

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Idaho.  Venue for any action arising out of or in conjunction with this Agreement shall lie in Shoshone County, Idaho.

(c)

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

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10.

Signatures.

The "Purchaser" or "he or she" shall mean each person or entity whose signature appears below.

I/we have read this Subscription Agreement and agree to be bound by its terms.

Type of Ownership (check one):

[  ] Individual

[  ] Tenants in Common*

[  ] Joint Tenants with Right of Survivorship*

*All participants must sign (attach additional sheets if necessary).

(Name of Subscriber)

(Signature of Subscriber)

(Address)

(Soc. Sec. or Federal Identification No.)

(Date)

(Name of Subscriber)

(Signature of Subscriber)

(Address)

(Soc. Sec. or Federal Identification No.)

(Date)

The Company hereby accepts the foregoing Subscription subject to the terms and conditions hereof this             day of __________, 2005.

IDAHO GENERAL MINES, INC.

BY:

 Robert L. Russell, President & CEO